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                                                                     EXHIBIT 3.1

                                                    Effective September 16, 1999


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                   HPSC, INC.

                                    ARTICLE I

                                  Stockholders

     SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders of the corporation, for the election of the Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on the third Tuesday of March in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the hour stated in the notice of the meeting. If the annual meeting of the stockholders is not held on such date, the Directors shall cause the meeting to be held as soon thereafter as convenient.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President or by order of the Board of Directors, and shall be called by the Secretary (or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer) upon written application by one or more stockholders who together hold at least 50 percent in interest of the capital stock entitled to vote at the meeting.

     SECTION 3. PLACE AND HOUR OF MEETINGS. All meetings of stockholders shall be held at the principal office of the corporation at 10:00 a.m. local time unless a different place or hour is fixed by the person or persons calling the meeting and stated in the notice of the meeting.

     SECTION 4. NOTICES OF MEETINGS AND ADJOURNED MEETINGS. A written notice of each annual or special meeting of the stockholders stating the place, date, and hour thereof, shall be given by the Secretary (or the person or persons calling the meeting), not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote thereat, by leaving such notice with him or at his residence or usual place of business, or by depositing it postage prepaid in the United States mail, directed to each stockholder at his address as it appears on the records of the corporation. The notice of a special meeting of the stockholders shall state the purpose or purposes for which the meeting is called. An affidavit of the Secretary, Assistant Secretary, or transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. No notice need be given to any person with whom communication is unlawful or to any person who has waived such notice (a) in writing (which writing need not specify the business to be transacted at, or the purpose of, the meeting) signed by such person before or after the time of the meeting or (b) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the


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transaction of any business because the meeting is not lawfully called or convened. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken except that, if the adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner provided in this Section 4.

     SECTION 5. QUORUM. At any meeting of the stockholders, a quorum for the transaction of business shall consist of one or more individuals appearing in person or represented by proxy and owning or representing a majority of the shares of the corporation then outstanding and entitled to vote, provided that less than such quorum shall have power to adjourn the meeting from time to time.

     SECTION 6. VOTING. Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of Section 10 of this Article I, each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote the pledged shares, in which case only the pledgee or his proxy shall be entitled to vote. If shares stand of record in the names of two or more persons or if two or more persons have the same fiduciary relationship respecting the shares then, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided to the contrary: (a) if only one votes, his act binds all; (b) if more than one vote, the act of the majority so voting binds all; and (c) if more than one vote and the vote is evenly split, the effect shall be as provided by law.

     SECTION 7. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or any group of not more than three persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     SECTION 8. ACTION AT MEETING. When a quorum is present at any meeting, action of the stockholders on any matter properly brought before such meeting shall require, and may be effected by, the affirmative vote of the holders of a majority in interest of the stock present or represented and entitled to vote and voting on such matter, except where a different vote is required by law, the Certificate of Incorporation or these By-Laws. If the Certificate of Incorporation so provides, no ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

     SECTION 9. STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each


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stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     SECTION 10. RECORD DATE.

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not precede the date such record date is fixed and shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any such other action. If no record is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. The record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 11. ACTION BY WRITTEN CONSENT. All actions taken by stockholders shall be taken at an annual or special meeting of stockholders in accordance with the provisions of this Article I. No action by stockholders may be taken by written consent or otherwise without a meeting.

     SECTION 12. CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the


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corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.
Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     SECTION 13. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

     (A) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who was a stockholder of record of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 13.

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 13, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (c) as to the stockholder giving notice and the beneficial


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owner, if any, (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holder of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

          (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

     (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 13 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 13. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 13 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.


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     (C)  GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed as the case may be, in accordance with the procedures set forth in this Section 13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this Section 13) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

          (2) For purposes of this Section 13 "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Section 13 a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.



                                   ARTICLE II

                                    Directors

          SECTION 1. POWERS. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

          SECTION 2. NUMBER OF DIRECTORS. The Board of Directors shall consist of a number within the limits set forth in Article 10 of the corporation's Certificate of Incorporation. The number of Directors shall be fixed by the vote of a majority of the entire Board of Directors in each case within the limits set forth in Article 10 of the corporation's Certificate of Incorporation. Any increase or decrease in the authorized number of Directors shall be governed by the provisions of Section 5 below.

          SECTION 3. ELECTION, CLASSES AND TENURE. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in



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number as possible; provided, however, that the number of Directors in any one class shall not exceed the number of Directors in any other class by more than one. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 1996; and each initial Director in Class II shall hold office until the annual meeting of stockholders in 1997; and each initial Director in Class III shall hold office until the annual meeting of stockholders in 1998. Notwithstanding the foregoing provisions of this Section 3, each Director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Notwithstanding the provisions of Sections 2, 3, 5 and 6 of this Article II, whenever the holders of any one or more classes or series of stock issued by the corporation having a preference over the common stock as to dividends or upon liquidation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, terms of removal and other features of such directorships shall be governed by the terms of Article 4 of the corporation's Certificate of Incorporation and the resolution or resolutions establishing such class or series adopted pursuant thereto and such Directors so elected shall not be divided into classes pursuant to this Article II unless expressly provided by such terms.

          SECTION 4. QUALIFICATION. No Director must be a stockholder.

          SECTION 5. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. In the event of any increase or decrease in the authorized number of Directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal in number as possible. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled exclusively by the affirmative vote of a majority of the remaining Directors then in office (and not by stockholders), even if such remaining Directors constitute less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is duly elected and qualified or until his death, resignation or removal.


          SECTION 6. REMOVAL. Any Director may be removed from office only for cause, and only upon the affirmative vote of the holders of at least seventy-five (75%) of the voting power of the corporation's stock.

          SECTION 7. RESIGNATION. Any Director of the corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, if any, to the President, or to the Secretary, and any member of a committee may resign therefrom at any time by giving notice as aforesaid or to the Chairman or Secretary of such committee. Any such


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resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 8. ANNUAL MEETING. Immediately after each annual meeting of stockholders and at the place thereof, if a quorum of the Directors is present, there shall be a meeting of the Directors without notice.

          SECTION 9. REGULAR MEETINGS. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board, and no notice need be given of regular meetings held at times and places so fixed, PROVIDED, HOWEVER, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders and that, if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution without notice to or waiver by such absent Director pursuant to Section 11 of this
Article II.

          SECTION 10. SPECIAL MEETINGS. Special meetings of the Directors may be called by the Chairman of the Board (if any), the President, or by any two Directors, and shall be held at the place and on the date and hour designated in the call thereof.

          SECTION 11. NOTICES. Notices of any special meeting of the Directors shall be given by the Secretary or an Assistant Secretary to each Director, by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the corporation, or if not so registered at his last known home or business address, a written notice of such meeting at least four days before the meeting or by delivering such notice to him at least 48 hours before the meeting or by sending to him at least 48 hours before the meeting, by prepaid telegram addressed to him at such address, notice of such meeting. In the absence of all such officers, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director who has waived notice (a) in writing executed by him before or after the meeting and filed with the records of the meeting, or (b) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Directors need not specify the business to be transacted at or the purpose of the meeting.

          SECTION 12. QUORUM. At any meeting of the Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may adjourn such meeting, provided that all absent Directors receive or waive notice pursuant to Section 11 of Article II of any such adjournment that exceeds four business days.

          SECTION 13. ACTION AT MEETING. At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be


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decided by vote of a majority of those present and voting, unless a different vote is required by law, the Certificate of Incorporation, or these By-Laws.

          SECTION 14. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          SECTION 15. TELEPHONE MEETINGS. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 15 shall constitute presence in person at such meeting.

          SECTION 16. PLACE OF MEETINGS. The Board of Directors may hold its meetings, and have an office or offices, within or without the State of Delaware.

          SECTION 17. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of Directors.

          SECTION 18. COMMITTEES. (a) The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval; or (ii) adopting, amending or repealing any By-Law of the corporation.

          (b) At any meeting of any committee, a majority of the whole committee shall constitute a quorum and, except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-Laws, the affirmative vote of at least a majority of the members present at a meeting at which there is a quorum shall be the act of the committee.

          (c) Each committee, except as otherwise provided by resolution of the Board of Directors, shall fix the time and place of its meetings within or without the State of Delaware,



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shall adopt its own rules and procedures, and shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

                                   ARTICLE III

                                    Officers

          SECTION 1. OFFICERS AND THEIR ELECTION. The officers of the corporation shall be a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time determine and elect or appoint. The Board of Directors may appoint one of its members to the office of Chairman of the Board and another of its members to the office of Vice-Chairman of the Board and from time to time define the powers and duties of these offices notwithstanding any other provisions of these By-Laws. The President, the Secretary and the Treasurer shall be elected by the Board of directors at its annual meeting or at the first meeting of the Board after the date fixed by these By-Laws therefor and may, but need not, be members of the Board of Directors. Two or more offices may be held by the same person.

          SECTION 2. TERM OF OFFICE. The President, the Treasurer and the Secretary shall, unless sooner removed under the provisions of these By-Laws, hold office until the next annual election of officers and thereafter until their respective successors are elected and qualified or until their earlier resignation or removal. All other officers shall hold office for such term as shall be determined from time to time by the Board of Directors.

          SECTION 3. VACANCIES. Any vacancy at any time existing in any office may be filled by the Directors.

          SECTION 4. PRESIDENT. The President shall be the chief executive officer of the corporation except as the Board of Directors may otherwise provide. It shall be his duty and he shall have the power to see that all orders and resolutions of the Board of Directors are carried into effect. He shall from time to time report to the Board of Directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The President, when present, shall preside at all meetings of the stockholders and of the Board of Directors, unless otherwise provided by the Board of Directors. The President shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

          SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall have the powers and duties expressly designated in these By-Laws and shall perform such duties and have such powers additional thereto as the Board of Directors shall designate.

          SECTION 6. VICE PRESIDENTS. In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Board of Directors. Each Vice President shall perform


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such duties and have such powers additional to the foregoing as the Board of
Directors shall designate.

          SECTION 7. TREASURER. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the Board of Directors or in the absence of such designation in such depositories as he shall from time to time deem proper. He shall disburse the funds of the corporation as shall be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Board of Directors such statements of his transactions and accounts as the President and Board of Directors respectively may from time to time require. The Treasurer shall Perform such duties and have such powers additional to the foregoing as the Board of Directors may designate.

          SECTION 8. ASSISTANT TREASURERS. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or if more than one, by the one designated for the purpose by the Board of Directors. Each Assistant Treasurer shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

          SECTION 9. SECRETARY. The Secretary shall issue notices of all meetings of stockholders, of the Board of Directors and of committees thereof where notices of such meetings are required by law or these By-Laws. He shall record the proceedings of the meetings of the stockholders and of the Board of Directors and shall be responsible for the custody thereof in a book to be kept for that purpose. He shall also record the Proceedings of the committees of the Board of Directors unless such committees appoint their own respective secretaries. Unless the Board of Directors shall appoint a transfer agent and/or registrar, the Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers. He shall sign such instruments as require his signature. The Secretary shall have custody of the corporate seal and shall affix and attest such seal on all documents whose execution under seal is duly authorized. In his absence at any meeting, an Assistant Secretary or the Secretary pro tempore shall Perform his duties thereat. He shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

          SECTION 10. ASSISTANT SECRETARIES. In the absence or disability of the Secretary, his powers and duties shall be performed by the Assistant Secretary, if only one, or, if more than one, by the one designated for the purpose by the Board of Directors. Each Assistant Secretary shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

          SECTION 11. SALARIES. The salaries and other compensation of officers, agents and employees shall be fixed from time to time by or under authority from the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a Director of the corporation.

          SECTION 12. REMOVAL. The Board of Directors may remove any officer, either with or without cause, at any time.

          SECTION 13. BOND. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

          SECTION 14. RESIGNATIONS. Any officer, agent or employee of the corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, if any, to the President or to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE IV

                                  Capital Stock

          SECTION 1. STOCK CERTIFICATES. Each stockholder shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or Vice-Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          SECTION 2. CLASSES OF STOCK. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the face or back of each certificate issued by the corporation to represent such class or series shall either (a) set forth in full or summarize the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions thereof, or (b) contain a statement that the corporation will furnish a statement of the same without charge to each stockholder who so requests.

          SECTION 3. TRANSFER OF STOCK. Shares of stock shall be transferable on the books of the corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. The Board of Directors may at any time or from time to time appoint a transfer agent or agents or a registrar or registrars for the transfer or registration of shares of stock.

          SECTION 4. HOLDERS OF RECORD. Prior to due presentment for registration of transfer the corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

          SECTION 5. LOST, STOLEN, OR DESTROYED STOCK CERTIFICATES. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft, or destruction, of such certificates or the issuance of such new certificate.

                                    ARTICLE V

                            Miscellaneous Provisions

          SECTION 1. INTERESTED DIRECTORS AND OFFICERS. (a) No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

          (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          SECTION 2. STOCK IN OTHER CORPORATIONS. Subject to any limitations that may be imposed by the Board of Directors, the President or any person or persons authorized by the Board of Directors may, in the name and on behalf of the corporation, (a) call meetings of the holders of stock or other securities of any corporation or other organization, stock or other securities of which are held by this corporation, (b) act, or appoint any other person or persons (with or without powers of substitution) to act in the name and on behalf of the corporation, or (c) express consent or dissent, as a holder of such securities, to corporate or other action by such other corporation or organization.

          SECTION 3. CHECKS, NOTES, DRAFTS AND OTHER INSTRUMENTS. Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the Board of Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Board of Directors to do so.

          SECTION 4. CORPORATE SEAL. The seal of the corporation shall be circular in form, bearing the name of the corporation, the word "Delaware", and the year of incorporation, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          SECTION 5. FISCAL YEAR. The fiscal year of the corporation shall be the year ending with the 31st day of December.

          SECTION 6. BOOKS AND RECORDS. The books, accounts and records of the corporation, except as may be otherwise required by the laws of the State of Delaware, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint. Except as may otherwise be provided by law, the Board of Directors shall determine whether and to what extent the books, accounts, records and documents of the corporation, or any of them, shall be open to the inspection of the stockholders.

          SECTION 7. SEPARABILITY. If any term or provision of the By-Laws, or the application thereof to any person or circumstances or period of time, shall to any extent be invalid or unenforceable, the remainder of the By-Laws shall be valid and enforced to the fullest extent permitted by law.

          SECTION 8. AMENDMENTS. The By-Laws may be amended or repealed by the stockholders or, if such power is conferred by the Certificate of Incorporation, by the Board of Directors, except that any By-law added or amended by the stockholders may be altered or repealed only by the stockholders if such By-law expressly so provides.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 6.1. RIGHT TO INDEMNIFICATION. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the corporation.

     Section 6.2. PREPAYMENT OF EXPENSES. The corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this
Article VI or otherwise.

     Section 6.3. CLAIMS. If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

     Section 6.4. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 6.5. OTHER SOURCES. The corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

     Section 6.6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

     Section 6.7. OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance, expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.